UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2008
CAVIUM NETWORKS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	001-33435 (Commission File Number)	77-0558625 (I.R.S. Employer Identification Number)

805 East Middlefield Road, Mountain View, California (Address of Principal Executive Offices)	94043 (Zip Code)

(650) 623-7000
Registrant’s Telephone Number, Including Area Code
N/A
(Former name or former address, if changed since last report.)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.26
EX-10.27

Item 1.01.  Entry into a Material Definitive Agreement.
On November 19, 2008, Cavium Networks, Inc. (the “Company”), WWC Acquisition Corporation, a California corporation and wholly owned subsidiary of Cavium (“Merger Sub I”), and WWC I, LLC, a Delaware limited liability company and wholly owned subsidiary of Cavium (“Merger Sub II” and, together with the Company and Merger Sub I, the “Purchasers”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with W&W Communications, Inc., a California corporation (the “W&W”). On the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub I will merger with and into W&W and then W&W, as the surviving corporation, will be merged with and into Merger Sub II, with Merger Sub II being the ultimate surviving entity and continuing as a wholly owned subsidiary of the Company (the “Merger”).
Under the terms of the Merger Agreement, the Company will pay approximately $19.3 million in total consideration, subject to certain purchase price adjustments. A mix of cash and shares of Cavium common stock, which collectively have an aggregate value of approximately $8.7 million, will be issued in exchange for all outstanding securities held by W&W securityholders. Approximately $10.6 million of the consideration will be used to retire certain liabilities of W&W. In connection with the Merger, the Company has also agreed to create a restricted stock unit retention plan (the “Retention Plan”) for the benefit of certain key employees of W&W who become employees of the Company. Pursuant to the Retention Plan the individuals will be eligible to receive restricted stock units based on the achievement of revenue thresholds from W&W products in certain periods of 2009 and 2010.
The transaction contemplated by the Merger Agreement is expected to be completed in December 2008, subject to customary closing conditions. In connection with the closing, certain employees of W&W will be offered employment with the Company.
The foregoing summary is qualified in its entirety by reference to the Merger Agreement and the Retention Plan. A copy of the Merger Agreement is filed as Exhibit 10.26 to this report and incorporated herein by reference. A copy of the Retention Plan is filed as Exhibit 10.27 to this report and incorporated herein by reference. The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Merger Sub I, Merger Sub II, or W&W or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Item 9.01.  Financial Statements and Exhibits.
          (d) Exhibits

Exhibit No.	Description

10.26	Agreement and Plan of Merger and Reorganization by and between Cavium Networks, Inc., WWC Acquisition Corporation, WWC I, LLC, and W&W Communications, Inc., dated November 19, 2008.

10.27	Restricted Stock Unit Retention Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVIUM NETWORKS, INC.
Date: November 20, 2008	By:	/s/ Arthur D. Chadwick
Arthur D. Chadwick
Vice President of Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.26	Agreement and Plan of Merger and Reorganization by and between Cavium Networks, Inc., WWC Acquisition Corporation, WWC I, LLC, and W&W Communications, Inc., dated November 19, 2008.

10.27	Restricted Stock Unit Retention Plan